Morgan Stanley Institutional Funds, Inc. -
Global Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Paramount Group, Inc.
Purchase/Trade Date:	  11/18/2014
Offering Price of Shares: $17.500
Total Amount of Offering: 131,000,000
Amount Purchased by Fund: 323,081
Percentage of Offering Purchased by Fund:
0.247
Percentage of Fund's Total Assets: 0.44
Brokers:  Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Morgan Stanley & Co. LLC,
Wells Fargo Securities, LLC, Deutsche Bank
Securities Inc., Citigroup Global Markets Inc.,
Credit Suisse Securities (USA) LLC, Goldman,
Sachs & Co., J.P. Morgan Securities LLC, RBC
Capital Markets, LLC, UBS Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Store Capital Corp
Purchase/Trade Date:	  11/18/2014
Offering Price of Shares: $18.500
Total Amount of Offering: 27,500,000
Amount Purchased by Fund: 216,095
Percentage of Offering Purchased by Fund:
0.786
Percentage of Fund's Total Assets: 0.31
Brokers:  Goldman, Sachs & Co., Credit Suisse
Securities (USA) LLC, Morgan Stanley & Co.
LLC, Citigroup Global Markets Inc., Deutsche
Bank Securities Inc., KeyBanc Capital Markets
Inc., Wells Fargo Securities, LLC, BMO Capital
Markets Corp., Raymond James & Associates,
Inc., Robert W. Baird & Co. Incorporated, Stifel,
Nicolaus & Company, Incorporated, SunTrust
Robinson Humphrey, Inc., Comerica Securities,
Inc.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.